Exhibit 99.2

012 Smile.Communications Ltd.

Interim Condensed Consolidated Financial Statements
As of September 30, 2009
(Unaudited)

012 Smile.Communications Ltd.

Index to the Condensed Consolidated Financial Statements as of September 30, 2009 (Unaudited)

012 Smile.Communications Ltd.

Condensed Consolidated Balance Sheets (unaudited)

In thousands except share data

			Convenience translation into US Dollars $1 = NIS 3.758
	September 30 2009	December 31 2008	September 30 2009
	NIS		$

Current assets

Cash and cash equivalents	62,427	60,652	16,612
Marketable securities	315,585	76,742	83,977
Trade receivables, net of allowance for doubtful accounts of
NIS 13,139 and NIS 12,730 at September 30, 2009
and December 31, 2008, respectively	188,852	203,009	50,253
Prepaid expenses and other current assets	20,667	23,038	5,499
Deferred tax assets	-	17,838	-
Total current assets	587,531	381,279	156,341

Long-term trade receivables	6,260	6,350	1,666
Marketable securities	-	152,020	-
Assets held for employee severance benefits	20,547	16,499	5,468
Property and equipment, net	172,404	169,406	45,877
Other assets, net	321,760	291,607	85,620
Other intangible assets, net	157,138	174,640	41,814
Goodwill	411,171	411,171	109,412

Total assets	1,676,811	1,602,972	446,198

The accompanying notes are an integral part of these condensed consolidated financial statements.

012 Smile.Communications Ltd.

Condensed Consolidated Balance Sheets (unaudited) (cont’d)

In thousands except share data

			Convenience
			translation
			into US Dollars
			$1 = NIS 3.758
	September 30	December 31	September 30
	2009	2008	2009
	NIS		$

Liabilities and shareholders’ equity
Current liabilities

Current maturities of long-term obligations	67,884	99,295	18,064
Accounts payable	133,405	141,055	35,499
Loan from the parent company	113,225	111,344	30,129
Other payables and accrued expenses	122,223	115,339	32,523
Parent company payable	2,577	1,410	686
Related parties payables	1,923	2,228	512
Deferred tax liabilities	3,448	-	918
Total current liabilities	444,685	470,671	118,331

Long-term liabilities

Debentures	342,810	385,919	91,221
Long-term obligations and other payables	-	143	-
Deferred tax liabilities	22,498	25,535	5,987
Liability for employee severance benefits	36,093	32,430	9,604
Total long-term liabilities	401,401	444,027	106,812

Shareholders’ equity

Ordinary shares NIS 0.1 par value -
50,000,000 shares authorized as of September 30, 2009
and December 31, 2008.
25,340,770 and 25,360,000 shares issued and outstanding
as of September 30, 2009 and December 31, 2008, respectively	2,536	2,536	675
Additional paid-in capital	616,489	612,009	164,046
Treasury shares at cost (19,230 Ordinary shares)
as of September 30, 2009	(468)	-	(125)
Accumulated other comprehensive income (loss)	33,925	(14,645)	9,027
Retained earnings	178,243	88,374	47,432

Total shareholders’ equity	830,725	688,274	221,055

Total liabilities and shareholders’ equity	1,676,811	1,602,972	446,198

The accompanying notes are an integral part of these condensed consolidated financial statements.

012 Smile.Communications Ltd.

Condensed Consolidated Statements of Income (unaudited)

In thousands except share and per share data

					Convenience
					translation
					into US Dollars
					$1 = NIS 3.758
					Nine months
	Nine-months ended		Three-months ended		ended
	September 30		September 30		September 30
	2009	2008	2009	2008	2009
	NIS				$

Revenue	869,008	808,767	293,703	281,803	231,242

Cost and operating
expenses:
Cost of revenue	602,136	547,213	206,742	193,156	160,227
Selling and marketing	108,792	115,306	35,695	40,742	28,949
General and administrative	39,279	42,399	13,919	14,118	10,452
Other charges	-	6,705	-	-	-

Total operating expenses	750,207	711,623	256,356	248,016	199,628

Operating income	118,801	97,144	37,347	33,787	31,614
Financial expenses
(income), net	(301)	65,311	21,740	17,966	(80)

Income before income
taxes	119,102	31,833	15,607	15,821	31,694
Income tax expense	29,233	8,064	753	3,300	7,780

Net income	89,869	23,769	14,854	12,521	23,914

Earnings per share
Basic and diluted earnings
per share	3.55	0.94	0.59	0.49	0.94

Weighted average number
of ordinary shares used in
calculation of basic and
diluted earnings per share	25,347,593	25,360,000	25,340,770	25,360,000	25,347,593

The accompanying notes are an integral part of these condensed consolidated financial statements.

012 Smile.Communications Ltd.
Condensed Consolidated Statements of Changes in Shareholders’ Equity and Comprehensive Income (unaudited)

In thousands except share data

								Convenience
	Share capital				Accumulated			translation
			Additional	Treasury	other			into
	Number of		paid-in	shares	comprehensive	Retained		US dollars
	Shares(1)	Amount	capital	at cost	income (loss)	earnings	Total	1$ = 3.758
	NIS 0.1 par
	value							US$

Nine-months ended September 30, 2009

Balance as of January 1, 2009	25,360,000	2,536	612,009	-	(14,645)	88,374	688,274	183,149

Changes during the period:
Share-based compensation	-	-	3,720	-	-	-	3,720	990
Capital contribution from controlling shareholder	-	-	760	-	-	-	760	203
Treasury shares at cost	(19,230)	-	-	(468)	-	-	(468)	(125)
Comprehensive income, net of tax -
Unrealized gains on available-for-sale marketable securities, net of deferred tax of NIS 16,190

	-	-	-	-	48,570	-	48,570	12,924
Net income	-	-	-	-	-	89,869	89,869	23,914
Total comprehensive income	-	-	-	-	48,570	89,869	138,439	36,838
Balance as of September 30, 2009	25,340,770	2,536	616,489	(468)	33,925	178,243	830,725	221,055

Nine-months ended September 30, 2008

Balance as of January 1, 2008	25,360,000	2,536	611,615	-	-	39,893	654,044

Changes during the period:
Share-based compensation	-	-	2,189	-	-	-	2,189
Capital contribution from controlling shareholder	-	-	(3,035)	-	-	-	(3,035)
Comprehensive loss, net of tax -
Unrealized losses on available-for-sale marketable securities, net of deferred tax benefit of NIS 2,814
	-	-	-	-	(8,443)	-	(8,443)
Net income						23,769	23,769
Total comprehensive income	-	-	-	-	(8,443)	23,769	15,327
Balance as of September 30, 2008	25,360,000	2,536	610,769	-	(8,443)	63,662	668,524

(1)           Net of 19,230 shares held by the Company.

The accompanying notes are an integral part of these condensed consolidated financial statements.

012 Smile.Communications Ltd.
Condensed consolidated Statements of Changes in Shareholders’ Equity and Comprehensive Income (unaudited) (cont’d)

In thousands except share data

								Convenience
	Share capital				Accumulated			translation
			Additional	Treasury	other			into
	Number of		paid-in	share at	comprehensive	Retained		US dollars
	shares	Amount	capital	cost	income (loss)	earnings	Total	1$ = 3.758
	NIS 0.1 par
	value							US$

Three-months ended September 30, 2009

Balance as of July 1, 2009	25,340,770	2,536	615,249	(468)	29,996	163,389	810,702	215,727

Changes during the period:
Share-based compensation	-	-	1,240	-	-	-	1,240	330
Comprehensive income, net of tax -
Unrealized gains on available-for-sale marketable securities, net of deferred tax of NIS 1,311
	-	-	-	-	3,929	-	3,929	1,045
Net income					-	14,854	14,854	3,953
Total comprehensive income	-	-	-	-	3,929	14,854	18,783	4,998
Balance as of September 30, 2009	25,340,770	2,536	616,489	(468)	33,925	178,243	830,725	221,055

Three-months ended September 30, 2008

Balance as of July 1, 2008	25,360,000	2,536	609,529	-	-	51,141	663,206

Changes during the period:
Share-based compensation	-	-	1,240	-	-	-	1,240
Comprehensive loss, net of tax -
Unrealized losses on available-for-sale marketable securities, net of deferred tax benefit of NIS 2,814
	-	-	-	-	(8,443)	-	(8,443)
Net income	-	-	-	-	-	12,521	12,521
Total comprehensive income	-	-	-	-	(8,443)	12,521	4,078
Balance as of September 30, 2008	25,360,000	2,536	610,769	-	(8,443)	63,662	668,524

(1)           Net of 19,230 shares held by the Company.

The accompanying notes are an integral part of these condensed consolidated financial statements.

012 Smile.Communications Ltd.

Condensed Consolidated Statements of Cash Flows (unaudited)

In thousands

			Convenience
			translation
			into US Dollars
			$1 = NIS 3.758
			Nine-months
	Nine months ended		ended
	September 30		September 30
	2009	2008	2009
	NIS		$

Cash flows from operating activities:
Net income	89,869	23,769	23,914

Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation and amortization	86,828	81,047	23,105
Stock-based compensation	3,720	2,189	990
Deferred tax expenses	2,819	217	750
Accrued interest on debentures	10,327	17,403	2,748
Increase in allowance for doubtful
accounts, net	409	178	109
Decrease in employee severance
benefits, net	(385)	(906)	(102)
Linkage and interest differences on long-term obligations, exchange rate difference and other	13,551	44,642	3,606
Realized and unrealized income on marketable securities, net	(23,510)	(3,139)	(6,256)
Changes in assets and liabilities:
Trade receivables including non current portion	13,838	(7,446)	3,682
Prepaid expenses and other current assets	2,371	(372)	631
Other assets, net	330	358	88
Accounts payable	(27,704)	(25,839)	(7,372)
Receivables from parent company and related parties, net	862	3,383	229
Other payables and accrued expenses	6,884	3,822	1,831

Net cash provided by operating activities	180,209	139,306	47,953

Cash flows from investing activities:
Purchase of property and equipment and other assets	(48,821)	(39,882)	(12,990)
Investment in marketable securities	(197,675)	(312,554)	(52,601)
Proceeds from sale of marketable securities	199,122	80,440	52,986

Net cash used in investing activities	(47,374)	(271,996)	(12,605)

The accompanying notes are an integral part of these condensed consolidated financial statements.

012 Smile.Communications Ltd.

Condensed Consolidated Statements of Cash Flows (unaudited) (cont’d)

In thousands

			Convenience
			translation
			into US Dollars
			$1 = NIS 3.758
			Nine-months
	Nine months ended		ended
	September 30		September 30
	2009	2008	2009
	NIS		$
Cash flows from financing activities:
Changes in short-term bank credit, net	-	(527)	-
Payments in respect of long-term
finance arrangement	(36,599)	(19,018)	(9,739)
Purchase of treasury shares at cost	(468)	-	(125)
Repayment of debentures	(99,960)	-	(26,599)

Net cash used in financing activities	(137,027)	(19,545)	(36,463)

Changes in cash and cash equivalents	(4,192)	(152,235)	(1,115)
Effect of exchange rate changes	5,967	(24,829)	1,588
Cash and cash equivalents at beginning of period	60,652	229,895	16,139

Cash and cash equivalents at end of period	62,427	52,831	16,612

Supplemental information:

Interest paid	45,349	590	12,067

Income taxes paid	17,921	9,984	4,769

Supplementary disclosure of non-cash investing activities:

Acquisition of property and equipment andother assets on credit	20,053	3,486	5,336

The accompanying notes are an integral part of these condensed consolidated financial statements.

012 Smile.Communications Ltd.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

(All amounts are in thousands except where otherwise stated)

Note 1 - Basis of Presentation and Summary of Significant Accounting Policies

A.           Description of business

012 Smile.Communications Ltd. (hereinafter - “the Company”) is a communication services provider in Israel, offering a wide range of broadband and traditional voice services. Its broadband services include broadband Internet access with a suite of value-added services, specialized data services and server hosting, as well as new innovative services such as local telephony via voice over broadband and a WiFi network of hotspots across Israel. Traditional voice services include outgoing and incoming international telephony, hubbing, roaming and signaling and calling card services. 012 services residential and business customers, as well as Israeli cellular operators and international communication services providers through its integrated multipurpose network, which allows it to provide services to almost all of the homes and businesses in Israel.

012 is a 75.3 % owned subsidiary of Internet Gold - Golden Lines Ltd. The Company’s shares trade on the Nasdaq GlobalMarket and on the Tel Aviv Stock Exchange.

On October 25, 2009, the Company entered into a definitive share purchase agreement under which it will acquire approximately 30.7% in Bezeq The Israeli Telecommunication Corporation Ltd. and on November 16, 2009 the Company signed an agreement according to which it will sell its current telecom business.

For more information, see note 6 “Subsequent Events”.

B.           Basis of presentation

The accompanying unaudited condensed consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles (“GAAP”) in the United States of America for interim financial information. Accordingly, they do not include all of the information and notes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the interim period are not necessarily indicative of the results that may be expected for the full year. You should read these interim condensed consolidated financial statements in conjunction with the audited consolidated financial statements in the Annual Report on Form 20-F for the year ended December 31, 2008 (hereinafter - “the annual statements”), filed with the Securities and Exchange Commission.

Reference should be made to the Company’s consolidated financial statements for the year ended December 31, 2008 for a description of the critical accounting policies. Also, reference should be made to the notes to the Company’s December 31, 2008 consolidated financial statements for additional information regarding the Company’s consolidated financial condition, results of operations and cash flows.

012 Smile.Communications Ltd.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

(All amounts are in thousands except where otherwise stated)

Note 1 - Basis of Presentation and Summary of Significant Accounting Policies

B.           Basis of presentation (cont'd)

In June 2009, the FASB issued SFAS No. 168 (“SFAS 168”), “Accounting Standards Codification ™ and the Hierarchy of Generally Accepted Accounting Principles”. The FASB Accounting Standards Codification™ (“Codification”) has become the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in accordance with GAAP. All existing accounting standard documents are superseded by the Codification and any accounting literature not included in the Codification will not be authoritative. However, rules and interpretive releases of the Securities Exchange Commission (“SEC”) issued under the authority of federal securities laws will continue to be sources of authoritative GAAP for SEC registrants. SFAS 168 is effective for interim and annual reporting periods ending after September 15, 2009. Therefore, beginning with the quarter ending September 30, 2009, all references made by it to GAAP in its consolidated financial statements now use the new Codification numbering system. The Codification does not change or alter existing GAAP and, therefore, it is not having an impact on our financial position, results of operations and cash flows.

C.           Convenience translation

For the convenience of the reader, the reported NIS figures as of September 30, 2009 and for nine month period ended September 30, 2009 have been presented in thousands of U.S. Dollars translated at the representative rate of exchange as of September 30, 2009 (NIS 3.758 = U.S. Dollar 1.00). The U.S. Dollar (hereinafter - $) amounts presented in these financial statements should not be construed as representing amounts receivable or payable in U.S. Dollars or convertible into U.S. Dollars, unless otherwise indicated.

D.           Accounting standards adopted in 2009

In March 2008, the FASB issued ASC 815-10 (formerly known as FAS 161 and FAS 133), “Disclosures about Derivative Instruments and Hedging Activities - an amendment of FASB Statement No. 133”. ASC 815-10 requires entities that utilize derivative instruments to provide qualitative disclosures about their objectives and strategies for using such instruments, as well as any details of credit-risk-related contingent features contained within derivatives. ASC 815-10 also requires entities to disclose additional information about the amounts and location of derivatives located within the financial statements, how the provisions of ASC 815-10 have been applied, and the impact that hedges have on an entity’s financial position, financial performance, and cash flows. ASC 815-10 is effective for fiscal years and interim periods beginning after November 15, 2008.

Effective April 1, 2009, the Company adopted ASC 825-10 (formerly known as FSP FAS 107-1 and APB 28-1), "Interim Disclosures about Fair Value of Financial Instruments" (FSP FAS 107-1 and APB 28-1). ASC 825-10 requires disclosure of the fair value of the Company's financial instruments in interim reporting periods. These disclosures have been provided in note 4 below.

Effective April 1, 2009, the Company adopted ASC 320-10 (formerly known as FSP FAS 115-2) and ASC 958-320 (formerly known as FAS 124-2), "Recognition and Presentation of Other-Than Temporary Impairments" (ASC 320-10 and ASC 958-320) which significantly changes the existing other-than-temporary impairment model for debt securities. It also modifies the presentation of other-than-temporary impairment losses and increases the frequency and expands required disclosures about other-than-temporary impairment for debt and equity securities. ASC 320-10 and ASC 958-320 did not have material effect of the Company's financial statements.

012 Smile.Communications Ltd.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

(All amounts are in thousands except where otherwise stated)

Note 1 - Basis of Presentation and Summary of Significant Accounting Policies (cont'd)

D.           Accounting standards adopted in 2009 (cont’d)

Effective April 1, 2009, the Company adopted ASC 820-10 (formerly known as FSP FASB statement No. 157-4) "Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly, This ASC provides additional guidance for estimating fair value in accordance with ASC 820-10, "Fair Value measurements", when the volume and level of activity for the asset or liability have significantly decreased and when circumstances indicate a transaction is not orderly. ASC 820-10 did not have material effect of the Company's financial statements.

Effective April 1, 2009, the Company adopted ASC 855-10 (formerly known as FASB SFAS No. 165), "Subsequent Events". ASC 855-10 establishes general standards for accounting for and disclosure of events that occur after the balance sheet date but before financial statements are available to be issued (subsequent events). These standards are largely the same guidance on subsequent events which previously existed only in auditing literature. ASC 855-10 also requires disclosure of the date through which subsequent events have been evaluated, as well as whether that date is the date the financial statements were issued or the date the financial statements were available to be issued. The Company has evaluated subsequent events through December 2, 2009, the date of issuance of the unaudited condensed consolidated financial statements. This disclosure has been provided in note 7 below.

E.           Recent accounting standards

In August 2009, the FASB issued ASU No. 2009-05, Measuring Liabilities at Fair Value (“ASU No. -2009-05”), which provides additional guidance on how companies should measure liabilities at fair value under ASC 820. ASU No. - 2009-05 clarifies that the quoted price for an identical liability should be used. However, if such information is not available, a entity may use, the quoted price of an identical liability when traded as an asset, quoted prices for similar liabilities or similar liabilities traded as assets, or another valuation technique (such as the market or income approach). ASU No. - 2009-05 also indicates that the fair value of a liability is not adjusted to reflect the impact of contractual restrictions that prevent its transfer and indicates circumstances in which quoted prices for an identical liability or quoted price for an identical liability traded as an asset may be considered level 1 fair value measurements. For the Company, ASU No. - 2009-05 is effective on October 1, 2009. The Company is currently evaluating the impact of this standard, but would not expect it to have a material impact on its consolidated results of operations or financial condition.

        F.   Use of estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions made by management involve the assessment of collectibility of accounts receivable and the determination of the allowance for doubtful accounts, the allocation of corporate overhead, the computation of the Company’s effective tax rate and deferred tax assets and liabilities, the valuation of derivatives and share-based compensation, valuation of investments in marketable securities, income tax uncertainties and other contingencies and the valuation and useful life of its long-lived assets. Actual results may differ from those estimates. The current economic environment has increased the degree of uncertainty inherent in those estimates and assumptions.

012 Smile.Communications Ltd.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

(All amounts are in thousands except where otherwise stated)

Note 2 - Segment Reporting

ASC 280 Segment Reporting (formerly known as SFAS No. 131), "Disclosures about Segments of an Enterprise and Related Information", establishes standards for reporting information about operating segments. The following information is provided in accordance with the requirements of ASC 280 and is consistent with how business results are reported internally to management. The Company operates within two segments: broadband and traditional voice services.

Broadband services include broadband Internet access with a suite of value-added services, specialized data services, local telephony via VoB, server hosting and a WIFI network of hotspots across Israel.

Traditional voice services include outgoing and incoming international telephony, hubbing services for international carriers, roaming and signaling services for cellular operators and calling card services.

Management evaluates each segment's performance based upon revenue and gross profit. Management believes such discussions are the most informative representation of how management evaluates performance. Business segment revenue and gross profit are presented below.

Nine months ended September 30, 2009:

		Traditional
	Broadband	Voice	Total
	NIS	NIS	NIS

Total revenue	446,993	422,015	869,008
Gross profit	195,481	71,391	266,872

Selling and marketing			108,792
General and administrative			39,279
Operating income			118,801

Financial income, net			301

Income before income taxes			119,102

Nine months ended September 30, 2008:

		Traditional
	Broadband	Voice	Total
	NIS	NIS	NIS

Total revenue	401,348	407,419	808,767
Gross profit	171,124	90,430	261,554

Selling and marketing			115,306
General and administrative			42,399
Other changes			6,705
Operating income			97,144

Financial expenses, net			65,311

Income before income taxes			31,833

012 Smile.Communications Ltd.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

(All amounts are in thousands except where otherwise stated)

Note 2 - Segment Reporting (cont’d)

Three months ended September 30, 2009:

		Traditional
	Broadband	Voice	Total
	NIS	NIS	NIS

Total revenue	148,050	145,653	293,703
Gross profit	63,001	23,960	86,961

Selling and marketing			35,695
General and administrative			13,919
Operating income			37,347

Financial expenses, net			21,740

Income before income taxes			15,607

Three months ended September 30, 2008:

		Traditional
	Broadband	Voice	Total
	NIS	NIS	NIS

Total revenue	140,225	141,578	281,803
Gross profit	58,511	30,136	88,647

Selling and marketing			40,742
General and administrative			14,118
Operating income			33,787

Financial expenses, net			17,966

Income before income taxes			15,821

012 Smile.Communications Ltd.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

(All amounts are in thousands except where otherwise stated)

Note 3 - Marketable Securities

The carrying amount, gross unrealized holding gains, gross unrealized holding losses, and fair value of investments in available-for-sale debt and equity securities of Israeli corporations by major security type and class of security at September 30, 2009 and December 31, 2008 were as follows:

		Gross	Gross
		unrealized	unrealized
	Carrying	holding	holding
	amount	gains	(losses)	Fair value
	NIS

At September 30, 2009
Available for sale:
Corporate debt securities	58,408	8,303	-	66,711
Equity securities	43,353	36,930	-	80,283

	101,761	45,233	-	146,994

		Gross	Gross
		unrealized	unrealized
	Carrying	holding	holding
	amount	gains	(losses)	Fair value
	NIS

At December 31, 2008
Available for sale:
Corporate debt securities	128,194	-	(22,364)	105,830
Equity securities	43,353	2,837	-	46,190

	171,547	2,837	(22,364)	152,020

Maturities of debt securities classified as available-for-sale were as follows at September 30, 2009 and at December 31, 2008:

	Carrying
	amount	Fair value
	NIS

At September 30, 2009
Available for sale:
Due after one year through five years	35,070	40,055
Due after five years through ten years	23,338	26,656

	58,408	66,711

012 Smile.Communications Ltd.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

(All amounts are in thousands except where otherwise stated)

Note 3 - Marketable Securities (cont’d)

	Carrying
	amount	Fair value
	NIS

At December 31, 2008
Available for sale:
Due after one year through five years	86,101	71,080
Due after five years through ten years	42,093	34,750

	128,194	105,830

The Company also maintains a NIS 168,591 and NIS 76,742 portfolios of investment securities classified as trading as of September 30, 2009 and December 31, 2008, respectively. These investments are subject to price volatility associated with any interest-bearing instrument. Net realized gain (losses) on trading securities during the nine and three-month periods ended September 30, 2009 and 2008 were NIS (1,579), NIS 57, NIS 1,367 and NIS 518, respectively and are included in financial income (expenses), net. Net unrealized gain (losses) on trading securities held at the nine and three-month periods ended September 30, 2009 and 2008 included in financial income (expense), net were NIS 25,595, NIS (1,068), NIS 1,772 and NIS (1,885) -respectively.

During the nine and three-month periods ended September 30, 2009 no unrealized losses were recorded on available-for-sale securities. Gross unrealized losses on investment securities for which other-than-temporary impairments have not been recognized and the fair values of those securities, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position as at December 31, 2008 were as follows:

	Less than 12 months		12 months or more		Total
	Unrealized		Unrealized		Unrealized
	losses	Fair value	losses	Fair value	losses	Fair value
	NIS

Available for sale
Corporate debt securities	22,364	105,830	-	-	22,364	105,830

	22,364	105,830	-	-	22,364	105,830

All unrealized losses as of December 31, 2008 were fully recovered during the nine months ended September 30, 2009.

012 Smile.Communications Ltd.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

(All amounts are in thousands except where otherwise stated)

Note 4 - Fair Value of Financial Instruments

The Company's financial instruments include mainly cash and cash equivalents, trade receivables, parent company receivable, marketable securities related parties receivables, other current assets, short-term bank credit, accounts payable, loan from parent company, other current liabilities.

The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

Cash and cash equivalents, trade receivables, parent company receivable, related parties receivables, other current assets, short-term bank credit, accounts payable, loan from parent company, other current liabilities: The carrying amounts, at face value or cost plus accrued interest, approximate fair value because of the short maturity of these instruments.

Long-term receivables: The fair value is determined as the present value of future contractual cash flows discounted at an interest rate that reflects the risks inherent in those cash flows. The discount rates range from 2% to 2.5% and approximate rates currently offered by local lending institutions for loans of similar terms to companies with comparable credit risk. The difference between the carrying amounts and fair value is not material.

Marketable securities: Equity securities classified as available for sale are measured using quoted market prices at the reporting date multiplied by the quantity held. Debt securities classified as trading and available for sale are measured using quoted market prices multiplied by the quantity held.

Foreign currency forward contracts: The fair values of foreign currency forward contracts are based on quoted prices and market observable data of similar instruments. All of the Company’s forward contracts are U.S Dollars forward contracts to mitigate fluctuations in the U.S Dollar exchange rates due to accounts receivables and accounts payables while the Company's functional currency is the new Israeli Shekels. The Company uses forward contracts to purchase U.S. Dollars and sell new Israeli Shekels.

Debentures: The Company’s debentures are listed for trade on the TASE. The fair value of the Company’s debentures is measured using quoted market prices of the debentures.

The estimated fair values of debentures with a carrying value materially different from their fair value, based on quoted market prices, and the related carrying amounts are as follows:

	September 30, 2009		December 31, 2008
	Book value	Fair value	Book value	Fair value
	NIS millions	NIS millions	NIS millions	NIS millions

Debentures	410,103	429,291	480,786	434,606

Fair Value Hierarchy

ASC 820-10 (formerly known as SFAS No. 157) establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements).

012 Smile.Communications Ltd.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

(All amounts are in thousands except where otherwise stated)

Note 4 - Fair Value of Financial Instruments (cont’d)

The three levels of the fair value hierarchy are as follows:

•	Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.
•	Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.
•	Level 3 inputs are unobservable inputs for the asset or liability.

The level in the fair value hierarchy within which a fair measurement in its entirety falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

In accordance with ASC 820-10 all investments in trading and available-for-sale marketable securities in the amount of NIS 315,585 and NIS 228,762 as of September 30, 2009 and December 31, 2008, respectively are measured at fair value on a recurring basis using Level 1 inputs because they are valued using quoted prices in active markets. Derivative financial instruments, in the amount of NIS 5,310 and NIS 1,055 as of September 30, 2009 and December 31, 2008, respectively were measured using Level 2 inputs because they are valued using quoted inputs from an active market for its assumptions. The derivatives are recorded at other payables and accrued expenses.

Losses on derivative financial instruments during the nine month and three-month periods ended September 30, 2009 were NIS 9,272 and NIS 8,758, respectively and are included in financial expenses.

The financial statements as of and for September 30, 2009 and 2008 do not include any nonrecurring fair value measurements relating to assets or liabilities for which the Company has adopted the provisions of ASC 820-10.

Note 5 - Taxes on Income

On July 25, 2005, the Knesset passed the Law for the Amendment of the Income Tax Ordinance (No. 147 and Temporary Order) - 2005 (hereinafter - Amendment 147), which provides for a gradual reduction in the company tax rate to 25% as from 2010.

On July 14, 2009, the Knesset passed the Law for Economic Efficiency (amendments for legislation for implementation of the economic program for 2009-2010), which provides for a gradual reduction in the company tax rate to 18% as from 2016. According to the amendments the Company tax rate will be reduced in the following manner: in 2009 - 26%, in 2010 - 25%, in 2011 -24%, in 2012- 23%, in 2013- 22%, in 2014- 21%, in 2015- 20%, and from 2016 onward the tax rate will be 18%. The implication of the change in the tax rates as aforesaid is effective starting from the financial statements for the third quarter of 2009, in a manner of a reduction of the deferred taxes liabilities and tax income of NIS 4,949.

012 Smile.Communications Ltd.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

(All amounts are in thousands except where otherwise stated)

Note 6 - Contingent Liability

As mentioned in Note 19A(3) to the annual statements, In 2003, Bezeq, The Israel Telecommunications Co. Ltd (hereinafter - “Bezeq”), requested a collection commissions from the Company.

In 2009, the Company and Bezeq have reached a settlement with regard to this dispute. As a result of this settlement, an amount of NIS 7.4 million was included in the statement of income.

Note 7 - Subsequent Events

1.
On October 25, 2009 the Company entered into a definitive share purchase agreement under which it will acquire a controlling interest of approximately 30.7% in Bezeq The Israel Telecommunication Corp., Israel’s largest telecommunications provider from Ap.Sb.Ar. Holdings Ltd. (the Apax Partners-Saban Capital Group Inc.-Arkin consortium), in a cash transaction currently valued at approximately NIS 6.5 billion.the Company will be entitled to receive all dividends payable by Bezeq to Ap.Sb.Ar. prior to closing. The transaction, which was approved by the Company’s Board of Directors, is subject to the receipt of necessary regulatory approvals, including approvals from the Israeli Ministry of Communications, the Israeli Antitrust Commissioner and from the Prime Minister and the Minister of Communications of the State of Israel.

For the purpose of financing the acquisition the Company received an undertaking by its indirect controlling shareholder, Eurocom Communications Ltd. (hereinafter - “Eurocom”), whereby Eurocom granted the Company an option to require Eurocom to provide the Company upon its demand at any time after 120 days a loan of up to NIS 1.2 billion, bearing interest at the “risk-free” or lower rate and subordinated to any committed third-party financing the abovementioned acquisition.  In addition, the Company approved a receipt of a loan of up to NIS 250 million from the Internet Gold – Golden Lines Ltd., its parent company, which will bear interest at the “risk-free” rate, equal to the yield on Israel Government Bonds with an average maturity that is closest to the maturity of the loan.

2.
On November 16, 2009 the Company signed an agreement with a wholly owned subsidiary of Ampal-American Israel Corporation to sell its current telecom business for NIS 1.2 billion. The transaction is subject to customary closing conditions, including the receipt of regulatory approvals from the Israel Ministry of Communications and the Israel Antitrust Commissioner.

3.
In November 2009 the Company was served with a purported class action lawsuit, along with a declarative and monetary personal suit, by a plaintiff alleging to be a subscriber of the Company’s services.  The plaintiff alleges that the Company sent to him, and possibly to other subscribers, commercial messages, in violation of the Communication Law (Bezeq and Broadcasting).  The purported class action lawsuit and the declarative and monetary suit were filed in the District Court of the Central Region of Israel.

The plaintiff’s personal claim is for NIS 10,000. As the plaintiff has not yet determined the size of the group, the estimated amount of the entire claim is not yet known. At this stage, the Company is unable to estimate the potential liability or costs, if any, may be incurred in connections with this plaintiff.

012 Smile.Communications Ltd.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

(All amounts are in thousands except where otherwise stated)

Note 7 - Subsequent Events (Cont’d)

4.
In November 2009, the Company was served with a purported class action lawsuit, alleging that the Company charged its international telephone services subscribers for collection expenses without proper detailed notice, as opposed to the Company's license and its customer's agreement.

The purported class action lawsuit and the declarative and monetary suit were filed in the District Court of Tel-Aviv. If the lawsuit is certified as a class action, the approximate claim is estimated by the plaintiff to be NIS 21,750,000.

At this stage, the Company is unable to estimate the potential liability or costs, if any, may be incurred in connections with this lawsuit.